                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) Of The Securities
                              Exchange Act Of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BACKWEB TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                                 [BACKWEB LOGO]

July 24, 2000

Dear Shareholder:

     It is my pleasure to invite you to attend the BackWeb Technologies Ltd. Annual Meeting of Shareholders. The meeting will be held on August 24, 2000, at 3 Abba Hillel Street, Ramat Gan, Israel.

     At the meeting, we will vote on expanding our Board of Directors to six members, electing three members to our Board of Directors, ratifying the appointment of our independent accountants, approving the proposed distribution relationship with and investment in DeliverEx, Inc., making additional shares available, effective as of June 30, 2000, under our 1998 U.S. Employee Stock Option Plan and our Israeli Stock Option Plan, approving the amendment, effective as of July 1, 2000, of the Company's 1998 U.S. Employee Stock Option Plan and Israeli Stock Option Plan to provide for an annual increase in ordinary shares available under such plans, authorizing Eli Barkat to serve as both the Company's Chief Executive Officer and Chairman of the Board, and approving the grant of options to the members of the Board of Directors. In addition, we will review our performance during fiscal 1999 and answer your questions. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every shareholder is important. So, regardless of whether you plan to attend the meeting, please vote by signing and returning the enclose proxy card as soon as possible in the envelope provided.

     On behalf of BackWeb Technologies Ltd.'s Board of Directors and management team, I look forward to greeting you and other valued shareholders that are able to attend.

                                          Sincerely,

                                          ELI BARKAT
                                          Chairman and Chief Executive Officer

                                 [BACKWEB LOGO]

                           BACKWEB TECHNOLOGIES LTD.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 24, 2000

TO THE SHAREHOLDERS OF BACKWEB TECHNOLOGIES LTD.:

     The 2000 Annual Meeting of Shareholders of BackWeb Technologies Ltd. (the "Company") will be held on August 24, 2000, at 9:00 a.m. local time, at 3 Abba Hillel Street, Ramat Gan, Israel for the following purposes:

     1. To expand the Company's Board of Directors to six members;

     2. To elect three members to serve on the Company's Board of Directors;

     3. To ratify the appointment of Ernst & Young LLP as independent accountants;

     4. To approve the Company's proposed distribution relationship with and investment in DeliverEx;

     5. To make additional shares available, effective as of June 30, 2000, under the Company's 1998 U.S. Employee Stock Option Plan and Israeli Stock Option Plan;

     6. To approve the amendment, effective as of July 1, 2000, of the Company's 1998 U.S. Employee Stock Option Plan and Israeli Stock Option Plan to provide for an annual increase in ordinary shares available under such plans; and

     7. To authorize Eli Barkat to serve as both the Company's Chief Executive Officer and Chairman of the Board of Directors for three years; and

     8. To approve the grant of options to the members of the Board of Directors.

     Only shareholders of record at the close of business on July 19, 2000 are entitled to attend and vote at the meeting. Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Hanan Miron
                                          Secretary

Ramat Gan, Israel
July 24, 2000

   IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                           BACKWEB TECHNOLOGIES LTD.
                            ------------------------

                                PROXY STATEMENT

 SHAREHOLDERS OWNING BACKWEB TECHNOLOGIES LTD. SHARES OF RECORD AT THE CLOSE OF
    BUSINESS ON JULY 19, 2000 ARE ENTITLED TO ATTEND AND VOTE AT THE MEETING

     The Board of Directors of BackWeb Technologies Ltd. (the "Company") is soliciting proxies for the 2000 Annual Meeting of Shareholders. The Annual Meeting will be held at 3 Abba Hillel Street, Ramat Gan, Israel. The telephone number of the Company's principal offices in Ramat Gan, Israel is
011.972.3.611.8800. The telephone number of the Company's subsidiary BackWeb Technologies Inc.'s principal offices in the United States is (408) 933-1700.

     This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     The Board of Directors of BackWeb Technologies Ltd. set July 19, 2000 as the record date for the meeting. Only shareholders owning our shares at the close of business on that date are entitled to vote and attend the meeting. As of the record date, there were 37,581,938 of the Company's Ordinary Shares outstanding and one Series E Preferred Share outstanding. The Series E Preferred Share was issued in connection with the acquisition of Lanacom Inc. in July 1997. As of the record date, this Series E Preferred Share was exchangeable for 549,202 of the Company's Ordinary Shares. The total is 38,131,140 voting shares.

     The Board of Directors of BackWeb Technologies Ltd. set July 19, 2000 as the record date for the meeting. Shareholders who owned the Company's Ordinary Shares of record at the close of business on that date are entitled to vote at and attend the meeting. Each share is entitled to one vote. There were 37,581,938 of the Company's Ordinary Shares outstanding on the record date. On the record date, the closing price of the Company's Ordinary Shares on the Nasdaq National Stock Market was $21.25 per share.

     This Proxy Statement and the Company's Annual Report to Shareholders for the year ended December 31, 1999, including financial statements, were mailed on or about July 24, 2000 to shareholders entitled to vote at the meeting.

                       SOLICITATION AND VOTING PROCEDURES

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address of the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose.

     Each shareholder is entitled to one vote for each Ordinary Share on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is two or more members present in person or by proxy and holding in the aggregate more than fifty percent of the Company's Ordinary Shares issued and outstanding on the Record Date.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone, facsimile or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     One or more shareholders of the Company, holding at least 1% of the Company's voting rights may submit proper proposals for inclusion in the Company's agenda at the next annual meeting of its shareholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of shareholders to be held in the year 2001, shareholder proposals must be received by the Secretary of the Company no later than December 30, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Shareholders of record at the close of business on July 19, 2000 are entitled to notice of the meeting and to vote at the meeting. At the record date, 38,131,140 of the Company's Shares were eligible to be voted at the meeting including the 549,202 Shares the Series E Share is exchangeable for. This Table shows the number of the Company's Ordinary Shares beneficially owned, as of March 31, 2000, by each beneficial owner of more than 5% of the Company's Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

     Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The number of ordinary shares outstanding used in calculating the percentage in the table below includes the ordinary shares underlying options or warrants held by such person that are exercisable within 60 days of March 31, 2000, but excludes ordinary shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 37,010,502 ordinary shares outstanding as of March 27, 2000.

                                                                  NUMBER OF           PERCENTAGE OF
                                                               ORDINARY SHARES       ORDINARY SHARES
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED    BENEFICIALLY OWNED
                      ----------------                        ------------------    ------------------
Eli Barkat..................................................      3,702,342                10.0%
Joseph Gleberman............................................      3,272,676                 8.9%
Yuval 63 Holdings (1995) Ltd................................      3,352,342                 9.1%
  c/o BRM Technologies, Ltd.
  P.O. Box 45065
  5 Kiryat Madas Har Hotzvim Jerusalem 91450 Israel
Nir Barkat Holdings Ltd.....................................      3,352,342                 9.1%
  c/o BRM Technologies, Ltd.
  P.O. Box 45065
  5 Kiryat Madas Har Hotzvim Jerusalem 91450 Israel
United States Trust Company of New York.....................      3,272,677                 8.9%
  West 47th Street, 25th Floor
  New York, New York 10036
The Goldman Sachs Group.....................................      3,272,676                 8.9%
  85 Broad Street
  New York, New York 10004

     Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd.

     Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of Nir Barkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chief Executive Officer.

     The shares listed in the table above represent 3,272,676 shares owned by investment partnerships, of which affiliates of The Goldman Sachs Group are the general partner, managing general partner or investment manager, including:

     - 1,955,591 ordinary shares held by GS Capital Partners II, L.P.;

     - 777,427 ordinary shares held by GS Capital Partners II Offshore, L.P.;

     - 72,132 ordinary shares held by Goldman, Sachs & Co. Verwaltungs GmbH;

     - 278,594 ordinary shares held by Stone Street Fund 1996, L.P.; and

     - 188,932 ordinary shares held by Bridge Street Fund 1996, L.P.

     The Goldman Sachs Group disclaims beneficial ownership of the shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. Mr. Gleberman, a Managing Director of Goldman, Sachs & Co. and a director of BackWeb, disclaims beneficial ownership of ordinary shares which may be deemed to be beneficially owned by The Goldman Sachs Group except to the extent of his pecuniary interest arising from his interest in The Goldman Sachs Group.

     The shares listed in the table above for Joseph Gleberman include 3,272,676 shares held by entities affiliated with the Goldman Sachs Group. Mr. Gleberman is a Managing Partner of Goldman Sachs & Co.

                                 PROPOSAL ONE:

                  EXPAND THE BOARD OF DIRECTORS TO SIX MEMBERS

     Article 38 of our Articles of Association provides that the Board of Directors of the Company shall consist of five members, or such other number which is no less than four and no more than seven, as may be determined by an ordinary resolution of the shareholders. In order to accommodate the requirement under Israeli law to have two outside directors, we propose to increase the size of the Board of Directors to six members.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE INCREASE THE NUMBER OF DIRECTORS TO SIX.

                                 PROPOSAL TWO:

                             ELECTION OF DIRECTORS

NOMINEES

     Our Articles of Association provide for a board of directors of not less than four members nor more than seven. There are currently five directors on our Board. We currently have a classified Board of Directors as set forth in the following table:

             NAME                AGE                        POSITION                         CLASS
             ----                ---                        --------                       ---------
Eli Barkat.....................  36    Chairman of the Board and Chief Executive Officer   Class III
Gil Shwed......................  32    Director                                            Class III
Charles Federman...............  43    Director                                            Class II
William Larson.................  44    Director                                            Class II
Joseph Gleberman...............  42    Director                                            Class I

     These directors have been elected to serve until the annual meetings of shareholders to be held in 2000 for the Class I director, 2001 for the Class II directors and 2002 for the Class III directors.

     In addition, the new Israeli Companies Law requires Israeli companies with shares that have been offered to the public in or outside of Israel to appoint at least two outside directors. No person may be appointed as an outside director if the person or the person's relative, partner, employer or any entity under the person's control has or had, on or within the two years preceding the date of the person's appointment to serve as outside director, any affiliation with the company or any entity controlling, controlled by or under common control with the company. The term affiliation includes:

     - an employment relationship;

     - a business or professional relationship maintained on a regular basis;

     - control; and

     - service as an office holder.

     No person may serve as an outside director if the person's position or other business activities create, or may create, a conflict of interest with the person's responsibilities as an outside director or may otherwise interfere with the person's ability to serve as an outside director. If, at the time outside directors are to be appointed, all current members of the board of directors are of the same gender, then at least one outside director must be of the other gender. The initial term of an outside director is three years and may be extended for an additional three years. Outside directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then only if the outside directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the company. Each committee of a company's board of directors must include at least one outside director.

     The names of the nominees for director and certain information about each of them are set forth in the table below. Two of the directors, Mr. Gil Shwed and Ms. Leora Rubin Meridor are nominated to serve as outside directors under Israeli corporate law for an initial term of three years, and the other director, Mr. Joseph Gleberman, is nominated for re-election as Class I director for an additional term of three years. If elected, Mr. Shwed and Ms. Rubin will serve three-year terms as outside directors. The three-year term for each such designated outside director shall commence on August 24, 2000.

                NAME                    AGE                   PRINCIPAL OCCUPATION
                ----                    ---                   --------------------
Joseph Gleberman.....................   42    Managing Director, Goldman Sachs & Co.
Gil Shwed............................   32    Chief Executive Officer, Check Point Software
                                              Technologies Ltd.
Leora Rubin Meridor..................   52    Head of Credit, First International Bank

BIOGRAPHIES OF NOMINEES FOR BOARD OF DIRECTORS

     JOSEPH GLEBERMAN has served as a director of BackWeb since November 1998. Since November 1996, Mr. Gleberman has served as a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., an investment banking firm. From November 1990 to November 1996, Mr. Gleberman served as a partner of Goldman, Sachs & Co., a company he joined in 1982. Mr. Gleberman serves on the Board of Directors of Applied Analytical Industries, a pharmaceutical service and development organization and Ticketmaster Online-CitySearch, Inc., a provider of locally-developed online information and transaction services. Mr. Gleberman holds a bachelor of arts and a master of arts degree from Yale University and an M.B.A. from Stanford University Graduate School of Business. Mr. Gleberman's term as a director expires at the Annual Meeting of Shareholders.

     GIL SHWED has served as a director of BackWeb since March 1999. Since July 1993, Mr. Shwed has served as Chief Executive Officer of Check Point Software Technologies Ltd., a software company, where he currently also serves as Chairman of the Board and President. From June 1992 to June 1993, Mr. Shwed served as a Software Manager of Heliogram, a software development company.

     LEORA RUBIN MERIDOR has served as Head of Credit of First International Bank since 1996. From 1992 to 1996, Ms. Meridor served as Head of Research of the Bank of Israel. Ms. Meridor has a bachelor of science degree, master of science degree, and a doctorate degree from the Hebrew University of Jerusalem.

BIOGRAPHIES OF CURRENT BOARD OF DIRECTORS

     ELI BARKAT has served as our Chief Executive Officer since 1996. From 1988 to February 1996, Mr. Barkat served as a Managing Director and Vice President of Business Development of BRM Technologies, Ltd., a technology venture firm. Prior to 1988, Mr. Barkat held various positions with the Aurec Group, a communications media and information company, and Daizix Technologies, a computer assisted design applications company. In addition Mr. Barkat served as a paratrooper in the Israel Defense Forces where he attained the rank of lieutenant. Mr. Barkat has a bachelor of science degree in computer science and mathematics from the Hebrew University of Jerusalem.

     CHARLES FEDERMAN has served as a director of BackWeb since November 1996. Since January 1998, Mr. Federman has served as Managing Director of BRM Technologies, Ltd. From 1983 to January 1998, Mr. Federman served in various positions at Broadview Associates LLC, a financial advisory company, most recently serving as Chairman. Mr. Federman serves on the Board of Directors of Phoenix Technologies Ltd., a software company, Mathsoft, Inc., a software company, and International Microcomputer Software, Inc., a software company. Mr. Federman holds a bachelor of science degree from the Wharton School of the University of Pennsylvania.

     JOSEPH GLEBERMAN'S biography appears above.

     WILLIAM LARSON has been a director of BackWeb since September 1997. Since September 1993, Mr. Larson has served as Chief Executive Officer of Networks Associates, Inc., a software company, where he currently also serves as President and Chairman of the Board. Mr. Larson has a bachelor of science degree from the Wharton School of the University of Pennsylvania and a J.D. from Stanford University.

     GIL SHWED'S biography appears above.

COMPENSATION OF DIRECTORS

     Directors do not receive cash compensation from BackWeb for services they provide as directors, although they are reimbursed for certain expenses in connection with attendance at board and committee meetings. From time to time, certain directors who are not employees of BackWeb may receive grants of options to purchase BackWeb's ordinary shares.

VOTE REQUIRED

     The Class I director is to be elected by a simple majority vote at the shareholders' meeting.

     The outside directors are to be elected by a majority vote at a shareholders' meeting, provided that either:

     - at least one-third of the shares held by non-controlling shareholders voted at the meeting vote in favor of election of the director, or

     - the total number of shares held by non-controlling shareholders voted against the election of the director does not exceed one percent of the aggregate voting rights in the company.

     The initial term of an outside director is three years and may be extended for an additional three years.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                PROPOSAL THREE:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year 2000, and to serve as auditors, within the meaning of the Israeli Companies Law, and recommends that the shareholders vote for ratification of such appointment.

     Ernst & Young LLP has served as the Company's independent auditors since the Company's inception in August 1995. If the shareholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2000.

                                 PROPOSAL FOUR:

             RATIFICATION AND APPROVAL OF THE DELIVEREX TRANSACTION

TRANSACTIONS WITH DELIVEREX, INC.

     We have entered into various transactions with DeliverEx, Inc., a company in which some of our major shareholders currently own interests. These shareholders include EliBarkat Holdings Ltd., NirBarkat Holdings Ltd., Yuval 63 Holdings (1995) Ltd., BARE, L.L.C., a company controlled by Charles Federman (who is a BackWeb director), affiliates of the Goldman Sachs Group, L.P. (which is a principal shareholder of BackWeb), and Intel Corporation (which is also a principal shareholder of BackWeb). As a group, such shareholders have a controlling interest in DeliverEx, Inc. In addition, Charles Federman currently serves as the chairman of the board of directors of DeliverEx, Inc. and Joseph Gleberman is a member of the board of directors of DeliverEx, Inc.

     In September 1999, BackWeb Technologies Ltd. granted a nonexclusive license in the ordinary course of business to DeliverEx to use the BackWeb Foundation program for DeliverEx's consumer-oriented DeliverEx Lite services. In December 1999, BackWeb Technologies Ltd. granted an additional nonexclusive license in the ordinary course of business to DeliverEx to use the BackWeb Foundation program for DeliverEx's business-oriented DeliverEx Pro services. DeliverEx will use the BackWeb Foundation product to enable its customers to deliver digital data through the Internet. Both of these licenses were granted on customary commercial terms.

     In addition, in December 1999, BackWeb, through BackWeb Technologies Ltd., and DeliverEx also entered into a binding letter of intent to define the terms and conditions under which DeliverEx would be granted the right to use the BackWeb Foundation program on a royalty basis in the operation of its various web delivery services, including the DeliverEx Lite service and the DeliverEx Pro service. Such rights would be granted subject to negotiation and finalization of a definitive license agreement between BackWeb and DeliverEx. The letter of intent specified that DeliverEx would be able to use BackWeb Foundation program to operate DeliverEx's web-based delivery services. It is planned that such services would be differentiated from each other based on factors such as package delivery limits, limits on the number of recipients of packages, use of advertising, use of legends or stickers to create differences in the user experience. The binding letter of intent also provides that DeliverEx shall have certain product development participation and support rights. The binding letter of intent and finalization of definitive agreements based on such letter of intent is subject to approval and ratification by BackWeb's Board of Directors, the Audit Committee of the Board of Directors and BackWeb's shareholders.

     In February 2000, various investors, including BackWeb and certain of our principal shareholders, entered into a Stock Purchase Agreement and other related agreements with DeliverEx, Inc. to acquire Series B Convertible Preferred Stock of DeliverEx. BackWeb agreed to invest $2,500,000 in DeliverEx Series B Convertible Preferred Stock, on the same terms as the other investors. The closing of the investments by the other investors will occur upon approval of such transaction by BackWeb's shareholders. Under the agreement, BackWeb's agreement to invest in DeliverEx is contingent upon the approval of BackWeb's shareholders. If this approval is obtained and BackWeb makes the investment, BackWeb would own 10% of the outstanding shares of DeliverEx, on a fully diluted basis.

VOTE REQUIRED

     BackWeb's shareholders are being asked to ratify the binding letter of intent with DeliverEx and any transactions that are based upon the binding letter of intent, as well as the agreements relating to BackWeb's investment in Series B Convertible Preferred Stock of DeliverEx. Under Israeli corporate law, extraordinary transactions (that is, transactions that are not in the ordinary course of business, or that may materially affect the assets or income of BackWeb) with a director, executive officer or controlling shareholder, or in which a director, executive officer or a controlling shareholder has a personal interest, require certain corporate approvals, including shareholder approval. Since certain of the directors and principal shareholders of BackWeb also own interests in entities that are shareholders of DeliverEx, they may be deemed to have a personal interest in the DeliverEx transactions. BackWeb's Audit Committee and board of directors approved the DeliverEx transactions. The shareholder approval must be by a simple majority, including at least one-third of the disinterested shareholders who are present, in person or by proxy/ballot, and voting at the meeting or, alternatively, the total shareholdings of the disinterested shareholders who vote against the transaction must not represent more than one percent of the voting rights in the company.

     Any shareholder voting on the foregoing proposal must notify the Company in advance whether he or she has a personal interest in the approval of such transaction. A shareholder who votes on the foregoing proposal pursuant to the Proxy/Ballot shall be deemed to have notified the Company that such shareholder does not have a personal interest in the approval of such transaction, unless such shareholder checks the box next to the statement indicating that the shareholder does have a personal interest.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE DELIVEREX TRANSACTIONS.

                                 PROPOSAL FIVE:

                          INCREASE IN SHARES AVAILABLE
                     UNDER 1998 U.S. STOCK OPTION PLAN AND
                           ISRAELI STOCK OPTION PLAN

INCREASE IN SHARES

     Our 1998 U.S. Option Plan provides for the grant of incentive stock options to employees and nonstatutory stock option and share purchase rights to employees, directors and consultants. The number of shares reserved for issuance under this plan will be subject to an annual increase on each anniversary date beginning July 1, 2000 equal to the lesser of (a) 1,400,000 shares, (b) 3% of the outstanding shares on such date or (c) an amount determined by the Board. The 1998 U.S. Stock Option Plan and Israeli Stock Option Plan are currently administered by the Board of Directors, although the Board may designated certain committees to administer the Plans with respect to different groups of service providers.

     Options and share purchase rights granted under the Plans will vest as determined by the relevant administrator and, for the 1998 U.S. Stock Option Plan, if not assumed or substituted by a successor corporation will accelerate and become fully vested in the event of an acquisition of BackWeb. The exercise price of options and share purchase rights granted under the Plans will be as determined by the relevant administrator, although the exercise price of incentive stock options must be at least equal to the fair market value of our ordinary shares on the date of grant. Options granted under the Plans generally vest over a four-year period. For the 1998 U.S. Stock Option Plan the Board of Directors may amend, modify or terminate such Plan at any time as long as such amendment, modification or termination does not impair vesting rights of plan participants. The 1998 U.S. Stock Option Plan will terminate in 2008, unless terminated earlier by the Board of Directors. The Israeli Option Plan does not have a termination date.

     In addition to the automatic annual increase on July 1, 2000, the Board of Directors proposes an additional increase in the shares available under the 1998 U.S. Stock Option Plan and the Israeli Stock Option Plan to increase the shares available under the Plans to 2,500,000 total shares as of June 30, 2000, i.e., increase the shares available under the Plans by 1,894,622 shares as of June 30, 2000. The total amount of the increase shall be allocated 70% to the 1998 U.S. Stock Option Plan and 30% to the Israeli Stock Option Plan, which is 1,326,235 shares for the 1998 U.S. Stock Option Plan and 568,387 shares for the Israeli Stock Option Plan.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE INCREASE IN THE PLANS BY 1,894,622 SHARES EFFECTIVE AS OF JUNE 30, 2000.

                                 PROPOSAL SIX:

                      ANNUAL INCREASE IN SHARES AVAILABLE
                     UNDER 1998 U.S. STOCK OPTION PLAN AND
                           ISRAELI STOCK OPTION PLAN

1998 U.S. STOCK OPTION PLAN AND ISRAELI STOCK OPTION PLAN

     Our 1998 U.S. Option Plan provides for the grant of incentive stock options to employees and nonstatutory stock options and share purchase rights to employees, directors and consultants. The number of shares reserved for issuance under this plan will be subject to an annual increase on each anniversary beginning July 1, 2000 equal to the lesser of (a) 1,400,000 shares, (b) 3% of the outstanding shares on such date or (c) an amount determined by the Board. The 1998 U.S. Stock Option Plan and Israeli Option Plan are currently administered by the Board of Directors, although the Board may designate certain committees to administer the Plans with respect to different groups of service providers.

     Options and share purchase rights granted under the Plans will vest as determined by the relevant administrator, and, for the 1998 U.S. Stock Option Plan, if not assumed or substituted by a successor corporation will accelerate and become fully vested in the event of an acquisition of BackWeb. The exercise price of options and share purchase rights granted under the Plans will be as determined by the relevant administrator, although the exercise price of incentive stock options must be at least equal to the fair market value of our ordinary shares on the date of grant. Options granted under the Plans generally vest over a four-year period. For the 1998 U.S. Stock Option Plan, the Board of Directors may amend, modify or terminate such Plan at any time as long as such amendment, modification or termination does not impair vesting rights of plan participants. The 1998 U.S. Stock Option Plan will terminate in 2008, unless terminated earlier by the Board of Directors. The Israeli Option Plan does not have a termination date.

     Subject to shareholder approval, effective as of July 1, 2000, the Company will amend the Plans to adopt an annual increase provision, commonly referred to as an "evergreen" provision, to each of the Plans. These amendments (the "Evergreen Amendments") provide for an automatic increase on each anniversary beginning on July 1, 2000 in the number of shares authorized for issuance under the Plans equal to the lesser of (a) an aggregate amount equal to 1,960,000, (b) 5% of the outstanding shares on such date, or (c) an amount to be determined by the Board. The total annual increase will be allocated 70% to the 1998 U.S. Stock Option Plan and 30% to the Israeli Stock Option Plan, unless the Board determines a different allocation. Therefore, for the Israeli Stock Option Plan, the amount of increase would be equal to the lesser of (a) 588,000 or (b) 1.5% of the outstanding shares on such date, unless the Board determines a different allocation for increase between the Israeli Stock Option Plan and the 1998 U.S. Stock Option Plan or decides on a lesser amount. Also, for the 1998 U.S. Stock Option Plan, the amount of increase would be equal to the lesser of (a) 1,372,000 or (b) 3.5% of the outstanding shares on such date, unless the Board determines a different allocation for increase between the Israeli Stock Option Plan and the 1998 U.S. Stock Option Plan or decides on a lesser amount. If approved by the shareholders, such increases will commence as of July 1, 2000 and shall continue on each anniversary of such date thereafter.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL AND ADOPTION OF THE EVERGREEN AMENDMENTS.

                                PROPOSAL SEVEN:

  AUTHORIZATION FOR ELI BARKAT TO SERVE AS BOTH THE COMPANY'S CHIEF EXECUTIVE
     OFFICER AND AS THE CHAIRMAN OF THE BOARD OF DIRECTORS FOR THREE YEARS.

BACKGROUND

     Pursuant to the Israeli Companies Law 5759-1999, the Chairman of the Board of Directors of a public company may not serve also as the Chief Executive Officer of such company, unless the Company's shareholders have resolved that the Chairman shall serve also as a Chief Executive Officer, and provided that he shall serve both as the Chairman and as the Chief Executive Officer for a period of no more than three years, beginning on the date of such resolution.

PROPOSAL

     Mr. Eli Barkat currently serves as the Company's Chief Executive Officer, as well as the Chairman of the Board. It is hereby proposed to authorize Mr. Eli Barkat to serve as both the Company's Chief Executive Officer and as the chairman of the Board of Directors of the Company for three years.

VOTE REQUIRED

     Under Israeli corporate law, the shareholder approval for such an election must include at least two-thirds of the shareholders who are unaffiliated with the controlling shareholders of the Company and who vote on the issue, without taking into account the abstained votes.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AUTHORIZATION FOR MR. ELI BARKAT TO SERVE AS BOTH THE COMPANY'S CHIEF EXECUTIVE OFFICER AND AS THE CHAIRMAN OF THE BOARD OF DIRECTORS FOR THREE YEARS.

                                PROPOSAL EIGHT:

              RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS
                      TO MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND

     Pursuant to the Israeli Companies Law, the payment of compensation to Directors of the Company requires shareholder approval. Mr. Eli Barkat, Mr. Gil Shwed, Mr. Charles Federman, Mr. William Larson, Mr. Joseph Gleberman are currently members of the Board of Directors. Ms. Leora Meridor is nominated to be elected as a member of the Board. Similarly, the issuance of options to Mr. Barkat, who is a principal shareholder of the Company, requires shareholder approval.

PROPOSAL

     It is hereby proposed to grant to the following persons the stock option grants as specified below for the applicable number of ordinary shares specified below:

                                                              ORDINARY SHARES
                                                                REPRESENTED
                            NAME                                BY OPTIONS
                            ----                              ---------------
Eli Barkat..................................................      750,000
Gil Shwed...................................................       15,000
Charles Federman............................................       25,000
William Larson..............................................       15,000
Joseph Gleberman............................................       25,000
Leora Rubin Meridor.........................................       25,000

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon is necessary for the approval of the grant of stock options as set forth above. If approved, the date of grant for the stock options set forth above shall be August 24, 2000.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS AS SET FORTH ABOVE.

                             ADDITIONAL INFORMATION

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     This Table shows the number of the Company's Ordinary Shares beneficially owned, as of March 31, 2000, by (i) each beneficial owner of more than 5% of the Company's Ordinary Shares, (ii) each director and each nominee, (iii) each Named Officer and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

     Except as indicated below, the address for each listed director and officer is c/o BackWeb Technologies Ltd., 3 Abba Hillel Street, Ramat Gan, Israel. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The number of ordinary shares outstanding used in calculating the percentage in the table below includes the ordinary shares underlying options or warrants held by such person that are exercisable within 60 days of March 31, 1999, but excludes ordinary shares underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 37,010,502 ordinary shares outstanding as of March 27, 2000.

                                                                  NUMBER OF           PERCENTAGE OF
                                                               ORDINARY SHARES       ORDINARY SHARES
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED    BENEFICIALLY OWNED
                      ----------------                        ------------------    ------------------
5% SHAREHOLDERS
Yuval 63 Holdings (1995) Ltd................................      3,352,342                 9.1%
  c/o BRM Technologies, Ltd.
  P.O. Box 45065
  5 Kiryat Madas Har Hotzvim
  Jerusalem 91450 Israel
Nir Barkat Holdings Ltd.....................................      3,352,342                 9.1%
  c/o BRM Technologies, Ltd.
  P.O. Box 45065
  5 Kiryat Madas Har Hotzvim
  Jerusalem 91450 Israel
United States Trust Company of New York.....................      3,272,677                 8.9%
  West 47th Street, 25th Floor
  New York New York 10036
The Goldman Sachs Group.....................................      3,272,676                 8.9%
  85 Broad Street
  New York, New York 10004

EXECUTIVE OFFICERS AND DIRECTORS
Eli Barkat..................................................      3,702,342                10.0%
Joseph Gleberman............................................      3,272,676                 8.9%
Charles Federman............................................        768,264                 2.1%
Hanan Miron.................................................        316,666                   *
Gwen Spertell...............................................        313,147                   *
Roni Or.....................................................         62,013                   *
William Larson..............................................         38,889                   *
Gil Shwed...................................................         25,000                   *
All executive officers and directors as a group (8
  persons)..................................................      8,498,997                23.0%

     Yuval Rakavy, a former BackWeb director, owns substantially all of the equity and voting power of Yuval Rakavy Ltd., the parent company of Yuval 63 Holdings (1995) Ltd.

     Nir Barkat, a former BackWeb director, owns substantially all of the equity and voting power of Nir Barkat Ltd., the parent company of NirBarkat Holdings Ltd. Nir Barkat is the brother of Eli Barkat, our Chief Executive Officer.

     The shares listed in the table above represent 3,272,676 shares owned by investment partnerships, of which affiliates of The Goldman Sachs Group are the general partner, managing general partner or investment manager, including:

     - 1,955,591 ordinary shares held by GS Capital Partners II, L.P.;

     - 777,427 ordinary shares held by GS Capital Partners II Offshore, L.P.;

     - 72,132 ordinary shares held by Goldman, Sachs & Co. Verwaltungs GmbH;

     - 278,594 ordinary shares held by Stone Street Fund 1996, L.P.; and

     - 188,932 ordinary shares held by Bridge Street Fund 1996, L.P.

     The Goldman Sachs Group disclaims beneficial ownership of the shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than The Goldman Sachs Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. Mr. Gleberman, a Managing Director of Goldman, Sachs & Co. and a director of BackWeb, disclaims beneficial ownership of ordinary shares which may be deemed to be beneficially owned by The Goldman Sachs Group except to the extent of his pecuniary interest arising from his interest in The Goldman Sachs Group.

     The shares listed in the table above for all executive officers and directors as a group include 1,836,900 ordinary shares held by executive officers and directors subject to the right of repurchase in favor of BackWeb during a vesting period of four years and 200,346 ordinary shares held by executive officers and directors subject to options which are exercisable within 60 days of March 31, 1999.

     The shares listed in the table above for Joseph Gleberman include 3,272,676 shares held by entities affiliated with the Goldman Sachs Group. Mr. Gleberman is a Managing Partner of Goldman Sachs & Co.

     The shares listed in the table above for Charles Federman include 539,691 shares held by Bare LLC, an entity substantially controlled by Charles Federman.

     The shares listed in the table above for Hanan Miron include vested but unexercised options to purchase 138,333 ordinary shares.

     The shares listed in the table above for Roni Or represent vested but unexercised options to purchase 62,013 ordinary shares.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal year ended December 31, 1999 by our Chief Executive Officer and the four next most highly compensated executive officers who earned more than aggregate cash compensation of $100,000 during the fiscal year ended December 31, 1999 (collectively, our "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION              LONG TERM COMPENSATION AWARDS
                                 -----------------------------------   ------------------------------------
                                                        OTHER ANNUAL       SECURITIES          ALL OTHER
  NAME AND PRINCIPAL POSITION    SALARY($)   BONUS($)   COMPENSATION   UNDERLYING OPTIONS   COMPENSATION($)
  ---------------------------    ---------   --------   ------------   ------------------   ---------------
Eli Barkat.....................  $220,008    $130,000       --                   --                 --
  Chief Executive Officer
Hanan Miron....................   166,667      39,500       --              138,333                 --
  Chief Financial Officer
Roni Or........................   115,355      18,500       --               62,013             22,378
  Vice President, Product
  Development
Gwen Spertell..................   197,917      78,750       --                   --                 --
  Senior Vice President, Sales,
  Marketing and Business
  Development

STOCK OPTION GRANTS IN FISCAL 1999

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 1999, to each of the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during this period.

     The exercise price of each option was equal to the fair market value of our Ordinary Shares as valued by the board of directors on the date of grant. The exercise price may be paid in cash, in shares of our Ordinary Shares valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. We may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The fair market value of our Ordinary Shares was estimated by the board of directors on the basis of the purchase price paid by investors for shares of our preferred stock, the liquidation preferences and other rights, privileges and preferences associated with the preferred stock and an evaluation by the board of our revenues, operating history and prospectus.

     The following table presents the grants of stock options to each of the named officers under our 1998 Stock Option Plan during the fiscal year ended December 31, 1999, including the potential realizable value of the options at assumed 5% and 10% annual rates over the term of the option, compounded annually. These rates of returns are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projections of our future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our ordinary shares.

     Percentages shown under "Percent of Total Options Granted to Employees in the Last Fiscal Year" are based on an aggregate of 2,690,586 options to employees of BackWeb under its 1996 and 1998 Stock Option Plans during the fiscal year ended December 31, 1999.

                          OPTION GRANTS IN FISCAL 1999
                               INDIVIDUAL OPTIONS

                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATE
                                                                                                     OF STOCK PRICE
                                                   PERCENT OF                                         APPRECIATION
                                              TOTAL OPTIONS GRANTED   EXERCISE                      FOR OPTION TERM
                    NUMBER OF SECURITIES          TO EMPLOYEES        OR PRICE    EXPIRATION   --------------------------
     NAME        UNDERLYING OPTIONS GRANTED      IN FISCAL YEAR       ($/SHARE)      DATE          5%            10%
     ----        --------------------------   ---------------------   ---------   ----------   ----------    ------------
Eli Barkat.....           350,000                     13.0%             $5.49      3/25/09      518,809       1,054,903
Hanan Miron....           316,666                     11.8%             $3.00      3/02/09      142,499         411,666
Roni Or........                --                       --                 --           --           --              --
Gwen
  Spertell.....                --                       --                 --           --           --              --

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth options exercised by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999, and the number and value of securities underlying unexercised options that are held by these executive officers as of December 31, 1999.

     Amounts shown under the column "Value Realized" are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

     Amounts shown under the column "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the fair market value of our Ordinary Shares at December 31, 1999, $42.13 per share, less the exercise price payable for such shares.

                   AGGREGATE OPTION EXERCISES IN FISCAL 1999

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                         SHARES                   OPTIONS AT JANUARY 28, 2000         AT JANUARY 28, 2000
                        ACQUIRED       VALUE      ----------------------------    ----------------------------
        NAME           ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Eli Barkat...........    350,000      $84,000            --              --               --              --
Hanan Miron..........    158,333       71,250       138,333              --        5,412,970              --
Roni Or..............     30,000      896,250        62,013         207,988        2,482,380       8,125,610
Gwen Spertell........    369,208      695,674            --         122,458               --       4,901,993

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1999, all filing requirements applicable to its officers, directors and 10 percent shareholders were met.

                 DEADLINE FOR FUTURE PROPOSALS OF SHAREHOLDERS

     Proposals that shareholders desire to have included in the Company's proxy materials for the 2001 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at its principal office (address, Attention Corporate Secretary) no later December 30, 2000 in order to be considered for possible inclusion in such proxy materials.

                                          FOR THE BOARD OF DIRECTORS

                                          Hanan Miron
                                          Secretary

Dated: July 24, 2000
San Jose, California

                            BACKWEB TECHNOLOGIES LTD.

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 30, 2000

P R O X Y  B A L L O T

     THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          BACKWEB(R) TECHNOLOGIES LTD.

PROXY

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held May 30, 2000 and the proxy statement related thereto and appoints Eli Barkat and Hanan Miron, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of BackWeb Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at 3 Abba Hillel Street, Ramat Gan, Israel on May 30, 2000 at [hour] local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

VOTING BALLOT

        This card also serves as a ballot for shareholders of BackWeb Technologies Ltd. who have addresses in Israel and who direct the Company to consider this card as a ballot (as described in the proxy statement) by checking the box below. If any such shareholder does not check the box this proxy/ballot will be treated as a proxy.





I direct the Company to treat this proxy/ballot as a ballot. I hereby vote my ordinary shares of BackWeb Technologies Ltd. as specified on the reverse side of this card.

                                                       -------------------------
                                                              SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                        SIDE
                                                       -------------------------

                                   DETACH HERE

Please mark votes as in this example.

        The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy/Ballot, when properly executed, will be voted as specified below. This Proxy/Ballot will be voted FOR Proposals No. 1, 2, 3, and 4 if no specification is made.


                                                                         FOR         AGAINST      ABSTAIN
1.  To expand the Board of Directors to six members

2.  Election of Directors:
    Nominees:                                                            FOR               WITHHOLD
           Joseph Gleberman, Class I Director                                             AUTHORITY
           William Larson, Outside Director
           Gil Schwed, Outside Director
           [Female nominee], Outside Director

                                                                         FOR         AGAINST      ABSTAIN
3.  To ratify the appointment of Ernst & Young LLP as independent auditors for the 2000 fiscal year

                                                                         FOR         AGAINST      ABSTAIN
4.  To approve the Company's proposed distribution relationship with and investment in DeliverEx, Inc.

                                                                         FOR         AGAINST      ABSTAIN
5.  To make 1,110,315 additional shares available under the 1998
    U.S. Employee Stock Option Plan

                                                                         FOR         AGAINST      ABSTAIN
6.  To elect Eli Barkat as the Company's Chief Executive Officer and Chairman of the Board of Directors for a period of
    three years


                                                               MARK HERE FOR
                                                               ADDRESS CHANGE
Address Change Information:                                    AND NOTE AT LEFT

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. By signing below, the undersigned confirms that he/she/it does not have a personal interest in the transaction described in Proposal Four, unless the box to the right is checked.



Signature:                                 Date:
          -------------------------------       ---------------


Signature:                                 Date:
          -------------------------------       ---------------